Exhibit 99.1
NOG Provides Update on First Quarter Hedging Results and Capital Allocation

MINNEAPOLIS--(BUSINESS WIRE)-- Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or the “Company”) today provided an update regarding first quarter hedging results and capital allocation matters.

HEDGING UPDATE

The Company periodically enters into derivative agreements to hedge a portion of its commodity pricing exposure. For the first quarter of 2023, unrealized mark-to-market gains on derivatives are estimated to be approximately $140.0 million and realized derivative hedge gains are estimated to be approximately $13.6 million.

CAPITAL ALLOCATION UPDATE; BOARD INCREASES NOTES REPURCHASE AUTHORIZATION

The Company allocated approximately $26.4 million of capital in the first quarter of 2023 to securities repurchases, including both NOG common stock and senior unsecured notes due 2028.

During the first quarter of 2023, the Company repurchased 287,751 shares of common stock at a weighted average price of $27.82 per share, repurchased prior to the most recent dividend record date. The first quarter of 2023 average closing and quarter end prices, as adjusted for the first quarter dividend payment, were $30.81 and $30.35, respectively. The Company had $87.5 million of availability remaining on its existing common stock repurchase authorization at the end of the first quarter of 2023.

During the first quarter of 2023, the Company repurchased and retired $19.1 million of its 8.125% Senior Unsecured Notes due 2028 (the “Notes”) at an average of 96.4% of par value. The Notes currently trade at higher levels. There were $705.1 million par value of Notes outstanding at quarter-end. On March 16, 2023, NOG’s Board of Directors increased the notes repurchase authorization by $100.0 million, augmenting the total availability under the program to $105.1 million, as of the end of the first quarter of 2023.

MANAGEMENT COMMENTS

“The volatility experienced in the capital and commodity markets in the first quarter provided significant opportunities for the Company and its investors,” commented Nick O’Grady, NOG’s Chief Executive Officer. “The Company continues to repurchase shares and retire debt during periods of market dislocations. Consistent with our objectives, we are pursuing a measured approach in 2023, balancing growth, increased cash returns, leverage levels and tactical securities repurchases to deliver a superior total return for our investors.”

Chad Allen, NOG’s Chief Financial Officer, added, “We executed Notes repurchases at a discount to par value, capturing an additional $0.7 million of principal and reducing interest expense going forward by $1.5 million on an annualized basis. We also repurchased shares at a 10% discount to the average closing price during the quarter, and an even greater discount to current trading levels.”

ABOUT NOG

NOG is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with focus on the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.northernoil.com.

PRELIMINARY INFORMATION

The preliminary unaudited financial and operating information and estimates included in this press release, including with respect to derivatives gains and securities repurchases, is based on estimates and subject to completion of NOG’s financial closing procedures and audit processes. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and NOG’s actual results may differ materially from these estimates because of final adjustments, the completion of NOG’s financial closing procedures, and other developments after the date of this release.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or referenced in this press release regarding NOG’s dividend plans and practices (including timing, amounts and relative performance), financial position, business strategy, plans and objectives for future operations, industry conditions, cash flow, and borrowings are forward-looking statements. When used in this presentation, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in NOG’s capitalization, changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; NOG’s ability to acquire additional development opportunities; the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment or market dividend practices, legislation or regulatory requirements; conditions of the securities markets; NOG's ability to consummate any pending acquisition transactions; other risks and uncertainties related to the closing of pending acquisition transactions; NOG’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

CONTACT:

Evelyn Leon Infurna
Vice President of Investor Relations
952-476-9800
ir@northernoil.com